Exhibit 99.1

7961 Shaffer Parkway
Suite 5
Littleton, CO 80127
Phone: 720-981-1185	Trading Symbol: VGZ
Fax: 720-981-1186	Toronto and NYSE MKT Stock Exchanges

NEWS

Vista Gold Corp. Announces Final Mt. Todd 2012 Drilling Program Results and Provides Update on Mt. Todd Development

Denver, Colorado, February 11, 2013 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced assay results from the final ten holes drilled at the Batman deposit in 2012 as well as the results of the initial exploration hole at the Snowdrop exploration target on the Company’s Exploration Licenses at the Mt. Todd gold project in Northern Territory, Australia.

The assay results reported below are from the final ten holes of a 31 core hole drilling program completed in 2011-12.  The first 18 holes of the program were incorporated into Vista’s updated mineral resource estimate announced September 4, 2012.  The last 13 holes, including the ten holes announced today, are anticipated to be incorporated into an updated resource estimate targeted for completion in early March 2013, and used for the planned definitive feasibility study targeted for completion later this year.  The Company also continues to advance the Mt. Todd gold project preliminary feasibility study targeted for completion in the first quarter of 2013.

Frederick H. Earnest, President and CEO of Vista said, “We continue to be pleased by the results of our recent resource conversion drilling program.  The drill holes we announced in 2012 focused on resource conversion at the bottom of the economic pit in areas of projected higher grade mineralization.  The latter part of the drilling program, including the ten holes announced today, focused on targets on the north and south ends of the economic pit.  Based on the results from these holes, we expect there to be a modest increase in measured and indicated resources resulting from the conversion of inferred resources.  Furthermore, we believe this will result in positive changes to the project, including improved mine scheduling and better overall economics, without significant changes to the preliminary feasibility study pit designs.  We are working with a broad group of independent consultants to finalize the preliminary feasibility study, which we anticipate will be followed by the updated resource estimate and final feasibility study.”

The assay results are summarized below.

Hole ID	Assay Interval (From-To)	Thickness (meters)	Approx. True Thickness (meters)	Gold Grade (gram/tonne)
VB12-018		Hole lost at 171.6 m – no significant mineralization

VB12-019	244.9 – 251.8	6.9	5.6	1.21
	509.0 – 515.0	6.0	4.9	0.71
	522.0 – 531.2	9.2	7.5	1.65
	540.0 – 549.0	9.0	7.3	0.71
	556.0 – 560.0	4.0	3.2	1.44
	567.0 – 592.2	25.2	20.4	0.60
	623.0 – 646.0	23.0	18.6	0.92
	671.0 – 680.0	9.0	7.3	0.82
	686.0 – 691.0	5.0	4.1	1.06
	702.0 – 708.0	6.0	4.9	0.71

Hole ID	Assay Interval (From-To)	Thickness (meters)	Approx. True Thickness (meters)	Gold Grade (gram/tonne)
VB12-020	383.0 – 404.0	21.0	15.8	0.47
	417.0 – 431.0	14.0	10.5	0.45
	442.0 – 448.0	6.0	4.5	0.42

VB12-021	226.0 – 234.0	8.0	6.2	0.70
	239.0 – 246.0	7.0	5.4	0.51
	278.0 – 324.0	46.0	35.7	1.01
including	292.0 – 299.0	7.0	5.4	4.36
	330.0 – 364.0	34.0	26.4	0.56

VB12-022	257.9 – 277.0	19.1	15.5	0.44
	314.0 – 318.0	4.0	3.2	1.24
	325.0 – 339.0	14.0	11.3	0.95
	359.0 – 374.0	15.0	12.2	0.57
	390.0 – 406.0	16.0	13.0	0.40

VB12-023	276.0 – 287.1	11.1	9.0	0.66
	300.0 – 316.3	16.3	13.2	0.71
	353.0 – 361.2	8.1	6.6	1.13
	407.0 – 416.0	9.0	7.3	1.19

VB12-024		No significant mineralization

VB12-025	339.0 – 351.0	12.0	9.7	2.97
	388.0 – 397.3	9.3	7.5	0.71

VB12-026	248.0 – 253.0	5.0	4.1	1.09
	297.9 – 303.0	5.1	4.1	0.56

VB12-027	89.0 – 130.0	41.0	36.1	0.54
	157.0 – 193.0	36.0	31.7	0.47
	232.9 – 264.0	31.2	27.5	0.43
	302.9 – 313.2	10.3	9.1	0.77

The orientations of these drill holes relative to the deposit are shown in cross sections found on the Company’s web site at http://www.vistagold.com/mt_todd.php?subpage=dr_20130211.  The sample intervals are constrained by geology and range from a minimum of 0.2 meters to a maximum of 1.2 meters in length, generally averaging 1 meter in length.  Mean grades are calculated at a 0.4 g/t Au cutoff with no upper cap applied.  The maximum length of internal waste is 4.0 meters.

Snowdrop Exploration

One core hole was completed on the Snowdrop Target prior to the onset of the wet season.  Snowdrop is located approximately 23 kilometers north of the Batman Pit.  The target is defined by a soil gold anomaly that is 400 meters long and 200 meters wide.  Although the hole did not intersect significant ore grade mineralization, assay results were encouraging and the Company’s management believes that additional drilling is warranted.  The highest grade intercept was 0.90 g/t Au with six intervals returning greater than 0.4 g/t Au.  Three intervals of 31.4 meters, 14.8 meters and 23.3 meters contained detectable (>0.01 g/t) gold.  True thicknesses of these intervals are uncertain. Two geochemical signatures are apparent in the assay data; one with gold associated with anomalous base metals and one with an association with As, Bi, Co, and Te.

Additional work is planned correlating gold mineralization with geology and in evaluating recent results from soil and rock chip sampling.

The drilling has been completed and the core has been logged, photographed and sampled by employees or contractors of Vista Gold Australia under the direction of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101—Standards of

Disclosure for Mineral Projects (“NI 43-101”).  Samples were prepared and assayed by North Australia Laboratories, Pine Creek, Australia.  Second lab check assays were completed by Northern Territory Environmental Laboratories (Intertek Group) in Darwin, Australia.  Gold grades are based on a 50 gram fire assay method.

Core logging and sample custody, preparation and assaying were reviewed by Mr. Frank Fenne and Mr. Fenne is of the view that they are sufficient.  Mr. Frank Fenne has verified and approved the data and approved the scientific and technical information disclosed in this press release.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Los Cardones gold project in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release and the technical reports referenced in this press release use the terms “measured resources,” “indicated resources,” “measured & indicated resources” and “inferred resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such terms are not recognized under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources in these categories have a great amount of uncertainty as to their economic and legal feasibility. “Inferred resources” have a great amount of uncertainty as to their existence and, under Canadian regulations, cannot form the basis of a pre-feasibility or feasibility study, except in limited circumstances. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the inclusion of drill data into an updated resource estimate, timing and results of the anticipated pre-feasibility study, updated technical report and feasibility study, continued advancement of the Mt. Todd gold project, expected conversion of inferred resources to measured and indicated resources, positive changes to the project including improved mine scheduling and better overall economics without significant changes to pit designs, additional drilling and work at the Snowdrop target, Vista’s goal of becoming a gold producer and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking information and the forward-looking information contained in this press release include the following: results of feasibility studies, mineral resource and reserve estimates, exploration and assay results, terms and conditions of our agreements with contractors and our approved business plan.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated feasibility study, updated resource estimates, and feasibility study,  risks related to the changes in mine design, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Amendment No. 1 to its Annual Report on Form 10-K as filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.